UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On November 21, 2019, the Company issued a press release regarding operating results for its fourth quarter and fiscal year 2019. The press release is attached as Exhibit 99.1. The foregoing description of the press release is qualified by reference to such exhibit.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2019, Thomas T. McEntire notified Geospace Technologies Corporation (the “Company”) of his intention to retire and resign from his position as Vice President and Chief Financial Officer of the Company, to be effective December 31, 2019. In connection with his retirement, Mr. McEntire and the Company have entered into a consulting agreement (the “Consulting Agreement”).

Under the terms of the Consulting Agreement Mr. McEntire will provide consulting services to the Company following his December 31, 2019 retirement date from January 1, 2020 until December 31, 2020 and renewing automatically for subsequent one year terms thereafter (the “Term”), unless either party provides written notice of its intent to terminate the Consulting Agreement at least 30 days prior to the expiration of the then current Term. Pursuant to the Consulting Agreement, Mr. McEntire will receive $250.00 per hour during which he is engaged in providing services to the Company. Additionally, certain restricted stock and restricted stock unit awards that were previously granted to Mr. McEntire shall continue to vest during the Term. The foregoing summary of the key terms of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 hereto.

On November 21, 2019, the Company’s Board of Directors appointed Robert L. Curda, age 46, as Vice President and Chief Financial Officer of the Company effective January 1, 2020. Mr Curda has served as the Company’s Operational Controller since 2005. The Compensation Committee and the Board of Directors have determined to increase the base salary of Mr. Curda from $141,000 to $225,000, effective December 1, 2019, in connection with his new appointment.

There are no arrangements or understandings between Mr. Curda and any other persons pursuant to which Mr. Curda was named Vice President and Chief Financial Officer of the Company. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Curda and any director or executive officer of the Company, and there are no transactions between Mr. Curda and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1*	Consulting Agreement dated November 21, 2019 between Geospace Technologies Corporation, and Thomas T. McEntire.

Exhibit 99.1**	Press Release dated November 21, 2019.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: November 22, 2019
By: /s/ Thomas T. McEntire

Thomas T. McEntire
Vice President, Chief Financial Officer & Secretary